AMENDMENT TO
LIMITED PARTNERSHIP AGREEMENT
OF
ADOBE INCENTIVE PARTNERS, L.P.

May 15, 1999

       THIS AGREEMENT is made and entered into this 15 th day of May 1999, BY ADOBE SYSTEMS INCORPORATED (“Adobe”) which is the General Partner, and the holder of all of the Class A Units of limited partnership interests, of ADOBE INCENTIVE PARTNERS, L.P. (the “Partnership”) in order to amend the Partnership’s Amended and Restated Limited Partnership Agreement dated August 13, 1998 (the “Partnership Agreement”) pursuant to paragraph 14.10 of the Partnership Agreement.

RECITALS

       WHEREAS, the Partnership was established to permit certain key employees of Adobe to share in certain strategic venture capital investments of Adobe;

       WHEREAS, the Partnership has made such strategic investments over the past several years;

       WHEREAS, Adobe Ventures, L.P. and Adobe Ventures II, L.P. are approaching being fully invested (except for a few new and follow-on investments by Adobe Ventures II, L.P.);

       WHEREAS, Adobe is the process of forming Adobe Ventures III, L.P.;

       WHEREAS, Adobe has decided that it is in Adobe’s best interests not to open Adobe Ventures III, L.P. to investment by the Partnership and not to have the Partnership make new investments (except as noted above), and

       WHEREAS, Adobe desires to amend the Partnership Agreement to make clear to the Partnership’s Class B Limited Partners that neither they nor the Partnership will be participating in Adobe Ventures III, L.P. and that the Partnership intends to cease investment activities, except for a few new and follow-on investments in Adobe Ventures II, L.P.

       NOW, THEREFORE, the Partnership Agreement is hereby amended to state that the Partnership has accomplished its purposes as described in paragraph 2.2 of the Partnership Agreement and that the Partnership intends to cease further investment activities except for a few new and follow-on investments in Adobe Ventures II, L.P.

ADOBE SYSTEMS INCORPORATED,
General Partner and Sole Class A Limited Partner

By:	/s/ John E. Warnock